Exhibit 9(iv) under Form N-1A

                                             Exhibit 10 under Item 601/Reg. S-K

                                    Exhibit 1

                                     to the

                   Principal Shareholder Servicer's Agreement

                          Related to Class B Shares of

                                    the Funds


      The following provisions are hereby incorporated and made part of the Principal Shareholder Servicer's Agreement (the "Principal Shareholder Servicer's Agreement") as of the 24th day of October, 1997, by and between those Investment Companies on behalf of the Portfolios (individually referred to herein as a "Fund" and collectively as "Funds") and Classes of Shares ("Classes") listed on Schedule A to Exhibit 1, as may be amended from time to time, having their principal office and place of business at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779, and who have approved this form of Agreement and Federated Securities Corp. as the principal shareholder servicer (the "Principal Servicer"). Each of the Exhibits hereto is incorporated herein in its entirety and made a part hereof. In the event of any inconsistency between the terms of this Exhibit and the terms of the Principal Shareholder Servicer's Agreement, the terms of this Exhibit shall govern.

   1. Each Investment Company hereby appoints the Principal Servicer to arrange for the rendition of the shareholder services in respect of Class B Shares ("Class B Shares") of each Fund. Pursuant to this appointment, the Principal Servicer is authorized to select various companies including but not limited to Federated Shareholder Services ("Companies or a Company ") to provide such services.

   2. (a) In consideration of the Principal Servicer's Services under this Agreement in respect of the Class B Shares each Fund agrees to pay the Principal Servicer or at its direction its "Allocable Portion" (as hereinafter defined) of a fee (the "Servicing Fee") equal to 0.25 of 1% per annum of the average daily net asset value of the Class B Shares of the Fund outstanding from time to time, provided however, that in the event the Fund operates as a fund of funds (a "FOF Fund") by investing the proceeds of the issuance of its Class B Shares in Class A Shares of another fund (the "Other Fund") and the Principal Shareholder Servicer receives a servicing fee in respect of the Class A Shares of the Other Fund so acquired by the FOF Fund, the Servicing Fee payable in respect of such Class B Shares of the FOF Fund will be reduced by the amount of the servicing fee actually received by the Principal Shareholder Servicer or its assign from the Other Fund in respect of the Class A Shares of the Other Fund acquired with the proceeds of such Class B Shares of the FOF Fund.

      (b)(i) The Principal Servicer will be deemed to have fully earned its Allocable Portion (computed as of any date) of the Servicing Fee payable in respect of the Class B Shares of a Fund (and to have satisfied its obligation to arrange for shareholder services in respect of such Class B Shares) on the date it has arranged for shareholder services to be performed by Federated Shareholder Services by payment of the lump sum contemplated by Alternative A to Exhibit 1 to the Shareholder Services Agreement among the Principal Servicer, Federated Shareholder Services and the Fund dated as of the date hereof (the "Shareholder Services Agreement") to Federated Shareholder Services (whose obligations are fully supported by its parent company) in respect of each "Commission Share" (as defined in the Allocation Schedule attached hereto in Schedule B) of the Fund, taken into account in determining such Principal Servicer's Allocable Portion of such Servicing Fees as of such date. The Principal Servicer shall not be deemed to have any other duties in respect of the Shares and its Allocable Portion of the Servicing Fees to which the preceding sentence applies and such arrangements shall be deemed a separate and distinct contractual arrangement from that described in clause (ii).

         (ii) The Principal Servicer will be deemed to have fully earned any Servicing Fees not included in its Allocable Portion (i.e., those attributable to Shares in respect of which Alternative A under Exhibit 1 to the Shareholder Services Agreement is not applicable) as such services are performed in respect of such Shares.

      (c)Notwithstanding anything to the contrary set forth in this Exhibit, the Principal Shareholder Agreement, or (to the extent waiver thereof is permitted thereby) applicable law, each Investment Company's obligation to pay the Principal Servicer's Allocable Portion of the Servicing Fees payable in respect of the Class B Shares of a Fund shall not be terminated or modified for any reason (including a termination of this Principal Shareholder Servicer's Agreement as it relates to the
         Fund) except to the extent required by a change in the Investment Company Act of 1940 (the "Act") or the Conduct Rules of the National Association of Securities Dealers, Inc., in either case enacted or promulgated after May 1, 1997, or in connection with a "Complete Termination" (as hereinafter defined) in respect of the Class B Shares of such Fund.

      (d)Notwithstanding anything to the contrary in this Exhibit, the Principal Shareholder Agreement, or (to the extent waiver thereof is permitted thereby) applicable law, the Principal Servicer may assign, sell or pledge (collectively, "Transfer") its rights to its Allocable Portion of the Servicing Fees (but not its obligations to the Investment Companies under this Principal Shareholder Servicer's Agreement) in respect of the Class B Shares of a Fund to raise funds to make the expenditures related to the Services and in connection therewith upon receipt of notice of such Transfer, the Investment Company shall pay to the assignee, purchaser or pledgee (collectively with their subsequent transferees, "Transferees") such portion of the Principal Servicer's Allocable Portion of the Servicing Fees in respect of the Class B Shares of the Fund so Transferred. Except as provided in
         (c) above and notwithstanding anything to the contrary set forth elsewhere in this Exhibit, the Principal Shareholder Agreement, or (to the extent waiver thereof is permitted thereby) applicable law, to the extent the Principal Servicer has Transferred its rights thereto to raise funds as aforesaid, the Investment Companies' obligation to pay to the Principal Servicer's Transferees the Principal Servicer's Allocable Portion of the Servicing Fees payable in respect of the Class B Shares of each Fund shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever, including without limitation, any of the foregoing based on the insolvency or bankruptcy of the Principal Servicer, Federated Shareholder Services (or its parent) or the failure of Federated Shareholder Services (or its parent) to perform its Irrevocable Service Commitment (it being understood that such provision is not a waiver of the Investment Companies' right to pursue such Principal Servicer and enforce such claims against the assets of such Principal Servicer other than the Principal Servicer's right to the Distribution Fees, Servicing Fees and CDSCs in respect of the Class B Shares of the Fund which have been so transferred in connection with such Transfer). The Fund agrees that each such Transferee is a third party beneficiary of the provisions of this clause (d) but only insofar as those provisions relate to Servicing Fees transferred to such Transferee.

      (e)For purposes of this Principal Shareholder Servicer's Agreement, the term Allocable Portion of Servicing Fees payable in respect of the Class B Shares of any Fund shall mean the portion of such Servicing Fees allocated to such Principal Servicer in accordance with the Allocation Schedule attached hereto as Schedule B.

      (f)For purposes of this Principal Shareholder Servicer's Contract, the term "Complete Termination" of shareholder servicing arrangements in respect of Class B Shares of a Fund means a termination of shareholder servicing arrangements involving the complete cessation of payments of Servicing Fees in respect of all Class B Shares, and the complete cessation of payments of servicing fees for every existing and future class of shares of the Fund and any successor Fund or any Fund acquiring a substantial portion of the assets of the Fund ,which has substantially similar characteristics to the Class B Shares taking into account the manner and amount of sales charge, servicing fee, contingent deferred sales charge or other similar charge borne directly or indirectly by the holders of such shares.

   3. The Principal Servicer may enter into separate written agreements with Companies to provide the services set forth in Paragraph 1 herein. The schedules of fees to be paid such Companies and the basis upon which such fees will be paid shall be determined from time to time by the Principal Servicer in its sole discretion.

   4. The Principal Servicer will prepare reports to the Board of Trustees/Directors of the Investment Companies on a quarterly basis showing amounts expended hereunder including amounts paid to Companies and the purpose for such expenditures.

      In consideration of the mutual covenants set forth in the Principal Shareholder Servicer's Contract, the Principal Servicer and the Investment Companies hereby execute and deliver this Exhibit with respect to the Class B Shares of each Fund.

      Witness the due execution hereof this 24th day of October, 1997.


ATTEST:                          INVESTMENT COMPANIES (listed on Schedule A)

By: /s/ S. Elliott Cohan         By:  /s/ John W. McGonigle
Title:  Assistant Secretary      Title: Executive Vice President


ATTEST:                          FEDERATED SECURITIES CORP.


By:  /s/ Leslie K. Platt         By: /s/ Byron F. Bowman
Title: Assistant Secretary       Title: Vice President

                                                               Schedule A



Date: 10/24/1997     PRINCIPAL SHAREHOLDER SERVICER'S AGREEMENT




--------------------------------------------------------------------------------
                     Federated American Leaders Fund, Inc.

                        Class B Shares



                     Federated Equity Funds

                        Federated Aggressive Growth Fund

                        Class B Shares



                        Federated Growth Strategies Fund

                        Class B Shares



                        Federated Small Cap Strategies Fund

                        Class B Shares



                        Federated Capital Appreciation Fund

                        Class B Shares



                     Federated Equity Income Fund, Inc.

                        Class B Shares



                     Federated Fund for U.S. Government Securities, Inc.

                        Class B Shares



                     Federated Government Income Securities, Inc.

                        Class B Shares



                     Federated High Income Bond Fund, Inc.

                        Class B Shares



                     Federated Municipal Opportunities Fund, Inc.

                        Class B Shares



                     Federated Municipal Securities Fund, Inc.

                        Class B Shares



                     Federated Stock and Bond Fund, Inc.

                        Class B Shares



                     Federated Utility Fund, Inc.

                        Class B Shares



                     Fixed Income Securities, Inc.

                        Federated Strategic Income Fund

                        Class B Shares



                     International Series, Inc.

                        Federated International Equity Fund

                        Class B Shares



                        Federated International Income Fund

                        Class B Shares

                     Investment Series Funds, Inc.

                        Federated Bond Fund

                        Class B Shares



                     Liberty U.S. Government Money Market Trust

                        Class B Shares



                     Municipal Securities Income Trust

                        Federated Pennsylvania Municipal Income Fund

                        Class B Shares



                     World Investment Series, Inc.

                        Federated World Utility Fund

                        Class B Shares



                        Federated Asia Pacific Growth Fund

                        Class B Shares



                        Federated Emerging Markets Fund

                        Class B Shares



                        Federated European Growth Fund

                        Class B Shares



                        Federated International Small Company Fund

                        Class B Shares



                        Federated Latin American Growth Fund

                        Class B Shares



                        Federated International High Income Fund

                        Class B Shares



                        Federated International Growth Fund

                        Class B Shares




The following Funds were added as of December 1, 1997:

                     Municipal Securities Income Trust
                        Federated California Municipal Income Fund
                        Class B Shares

                     World Investment Series, Inc.
                        Federated Global Equity Income Fund
                        Class B Shares




The following Funds were added as of March 1, 1998:



                     Federated Stock Trust

                                               Class B Shares

The following Funds were added as of June 1, 1998:

                     World Investment Series, Inc.
                        Federated Global Financial Services Fund
                        Class B Shares